UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (together, “Hartford Funds”)

The Joint Annual Meeting of Shareholders has been adjourned to April 19, 2016

Dear Shareholder:

On March 14th, a Joint Annual Meeting of Shareholders of the Hartford Funds was held to vote on the proposals that were outlined in the proxy materials that were mailed to you in January.  Some of the Funds in which you invest did not receive sufficient votes to pass the proposals.  As a result, the meeting was adjourned to allow shareholders more time to submit their votes.  The adjourned shareholder meeting is scheduled for April 19, 2016 at 3:00 p.m. (Eastern Time) at Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania.

Your vote is still very important.  By taking a moment to vote, all future mail and phone calls to you regarding this matter will be stopped.

The Boards of Directors have carefully evaluated the proposals and believe the approval of each proposal is in the best interest of the Funds and their shareholders.

Voting is quick and easy.  Please vote TODAY using one of these methods:

1.         Vote By Internet

Please visit the website noted on the enclosed proxy voting card and follow the online instructions.

2.         Vote by Mail

Please mail your signed proxy voting card(s) in the postage-paid envelope.

3.         Vote by Touch-Tone Phone

Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

4.         Speak With a Proxy Specialist

Please call 1-855-520-7708 to speak with a Proxy Specialist. Specialists are available Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern Time, and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

As always, thank you for investing with Hartford Funds.

James Davey

HFADJ

  PO Box 55975 Boston MA 02205-5975

Shareholder Name	Reference Number:
Address
Address
Address

**URGENT:  IMMEDIATE RESPONSE NEEDED**

RE:    Joint Annual Shareholder Meeting of The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (together “Hartford Funds”) has been adjourned to April 19, 2016

Dear Fellow Shareholder:

On March 14, 2016, the Joint Annual Meeting of Shareholders of the Hartford Funds was held to vote on proposals that were outlined in the proxy materials that were mailed to you in January.  Some of the Funds in which you invest did not receive sufficient votes to pass the proposals.  As a result, the meeting has been adjourned to allow time to gather more votes.  The adjourned shareholder meeting is scheduled for April 19, 2016 at 3:00 p.m. (Eastern Time) at Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania.

The Hartford Funds’ Boards have carefully evaluated the proposals and believe the approval of the proposals is in the best interest of the Funds and their shareholders.

Your voice is critical in this proxy vote process.

Please call 1-855-520-7708 (toll-free) between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 6:00 p.m. Eastern Time on Saturday to cast your vote and eliminate the need for further communications on this matter.

During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm assisting the Funds in the effort of gathering votes.  At the time of the call, you will be asked for your reference number in order to locate your voting record.  Your reference number is printed at the top right hand side of this letter. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

We appreciate your vote.

Sincerely,